Exhibit 5.1

October 3, 2023

Sonic Automotive, Inc.
4401 Colwick Road
Charlotte, North Carolina 28211

Re:     Sonic Automotive, Inc. – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Sonic Automotive, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) that is being filed on the date hereof with the Securities and Exchange Commission (the “Commission”) by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an additional 100,000 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.01 per share, which may be issued pursuant to the Sonic Automotive, Inc. 2012 Formula Restricted Stock and Deferral Plan for Non-Employee Directors, amended and restated effective as of May 15, 2023 (formerly known as the Sonic Automotive, Inc. 2012 Formula Restricted Stock Plan for Non-Employee Directors) (the “Plan”).

In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purpose of the opinion set forth herein, including, without limitation (i) the Registration Statement, (ii) the Plan, (iii) the Company’s Amended and Restated Certificate of Incorporation, as amended, (iv) the Company’s Amended and Restated Bylaws and (v) certain actions of the Company’s board of directors and stockholders reflected in the Company’s minute book (collectively, the “Registration Documents”).

In rendering our opinion, we have assumed the legal capacity and competency of all natural persons executing documents and certificates submitted to us, the genuineness of all signatures, the compliance with fiduciary duties, the authenticity of original and certified documents submitted to us, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assumed the accuracy and completeness of, statements contained in the Registration Documents and certificates or comparable documents and oral or written statements and other information of or from public officials and officers and representatives of the Company and others.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company pursuant to the Registration Statement and in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

Sonic Automotive, Inc.
October 3, 2023

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware as currently in effect, and no opinion is expressed with respect to such law as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinion expressed herein. The opinion expressed herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinion expressed herein that we may become aware of after the date hereof or for any other reason.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ MOORE & VAN ALLEN PLLC

MOORE & VAN ALLEN PLLC